September 27, 2023

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Board Members:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1437 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after the Registration Statement is effective for purposes of applicable federal and state securities laws, the shares of the series listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

We hereby give you our permission to file this opinion with the U.S. Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1437 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

AJD/PBS

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Tactical Core Fixed Income ETF
3.	Agility Shares Put Write Enhance Equity ETF
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris Futures Evolution Fund
6.	Altegris/Crabel Multi-Strategy Fund
7.	Astor Dynamic Allocation Fund
8.	Astor Macro Alternative Fund
9.	Astor Sector Allocation Fund
10.	Athena Behavioral Tactical Fund
11.	Beech Hill Total Return Fund
12.	Biondo Focus Fund
13.	BTS Tactical Fixed Income Fund
14.	BTS Managed Income Fund
15.	Changing Parameters Fund
16.	CMG Mauldin Core Fund
17.	Deer Park Total Return Credit Fund
18.	Donoghue Forlines Dividend Fund
19.	Donoghue Forlines Risk Managed Income Fund
20.	Donoghue Forlines Tactical Allocation
21.	Donoghue Forlines Tactical Income Fund
22.	Donoghue Forlines Momentum Fund
23.	Eagle MLP Strategy Fund
24.	Grant Park Multi-Alternative Strategies Fund
25.	Ladenburg Income Fund
26.	Ladenburg Income & Growth Fund
27.	Ladenburg Growth & Income Fund
28.	Ladenburg Growth Fund
29.	Ladenburg Aggressive Growth Fund
30.	Navigator Equity Hedged Fund
31.	Navigator Ultra Short Bond Fund
32.	Navigator Tactical Fixed Income Fund
33.	Navigator Tactical U.S. Allocation Fund
34.	Navigator Investment Grade Bond Fund
35.	PSI Strategic Growth Fund
36.	PFG Active Core Bond Strategy Fund
37.	PFG American Funds Growth Strategy Fund
38.	PFG American Funds Conservative Income Strategy Fund
39.	PFG BNY Mellon Diversifier Strategy Fund
40.	PFG BR Equity ESG Strategy Fund
41.	PFG Fidelity Institutional AM Equity Index Strategy Fund

42.	PFG Fidelity Institutional AM Equity Sector Strategy Fund
43.	PFG JP Morgan Tactical Aggressive Strategy Fund
44.	PFG JP Morgan Tactical Moderate Strategy Fund
45.	PFG Meeder Tactical Strategy Fund
46.	PFG MFS Aggressive Growth Strategy Fund
47.	PFG Tactical Income Strategy Fund
48.	PFG Fidelity Institutional AM Bond ESG Strategy Fund
49.	PFG Janus Henderson Balanced Strategy Fund
50.	PFG Invesco Thematic ESG Strategy Fund
51.	Princeton Adaptive Premium Fund
52.	Princeton Long/Short Treasury Fund
53.	Princeton Premium Fund
54.	Probabilities Fund
55.	Probabilities Sector Rotation Fund
56.	Sierra Tactical All Asset Fund
57.	Sierra Tactical Core Income Fund
58.	Sierra Tactical Core Growth Fund
59.	Sierra Tactical Bond Fund
60.	Sierra Tactical Municipal Fund
61.	Sierra Tactical Risk Spectrum 30 Fund
62.	Sierra Tactical Risk Spectrum 50 Fund
63.	Sierra Tactical Risk Spectrum 70 Fund
64.	Toews Agility Shares Dynamic Tactical Income ETF
65.	Toews Agility Shares Managed Risk Equity ETF
66.	Toews Hedged U.S. Fund
67.	Toews Hedged Oceana Fund
68.	Toews Hedged U.S. Opportunity Fund
69.	Toews Tactical Defensive Alpha Fund
70.	Toews Tactical Income Fund
71.	Toews Unconstrained Income Fund
72.	TransWestern Institutional Short Duration Government Bond Fund